UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 4, 2020

MILESTONE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Québec	001-38899	Not applicable
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard, Suite 420
Montréal, Québec CA		H4M 2X6
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (514) 336-0444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MIST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has instituted temporary salary reductions in connection with its plan to reduce operating expenses, and accordingly the Company’s named executive officers have signed amendments to their employment agreements (i) agreeing to a 20% reduction (or 25% with respect to the Company’s CEO, Joseph Oliveto) in base salary for a term of one year, (ii) contemplating payment of future retention bonuses by the Company in connection with continued employment, a change in control and/or termination of employment without cause, (iii) promising each of the officers a grant of an option to purchase common shares of the Company, which option would vest in 24 equal monthly installments beginning on July 1, 2020 and (iv) acknowledging that the salary reduction does not constitute “good reason” under the officers’ respective employment agreements with the Company (the “Employment Agreement Amendments”).

The foregoing description of the Employment Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement Amendments, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company virtually held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) on June 5, 2020. At the Annual Meeting, the Company’s shareholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 5, 2020. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for, withheld or against each matter, and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1.   Election of Directors

The Company’s shareholders elected the nominees below to the Company’s Board of Directors, each to hold office until the 2021 Annual Meeting of Shareholders or until their successors are duly elected or appointed, or until such directors' earlier resignation or removal. The votes regarding the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph Oliveto	9,620,096	37,237	6,225,136
Paul Edick	9,578,056	79,277	6,225,136
Richard Pasternak	9,621,220	36,113	6,225,136
Debra K. Liebert	9,621,125	36,208	6,225,136
Michael Tomsicek	9,620,353	36,980	6,225,136
Paul Truex	9,621,485	35,848	6,225,136

Proposal 2.   Appointment of the Company’s Auditor

Proposal 2 was a proposal to approve the appointment of PricewaterhouseCoopers LLP as the auditor for the Company to hold office until the close of the 2021 Annual Meeting of Shareholders and the authorization of the Board to fix the auditor's remuneration. The votes regarding the appointment of the Company’s auditor were as follows:

Votes For	Votes Withheld
15,735,808	146,661

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Amended and Restated Employment Agreement, dated June 4, 2020, between the Company and Joseph Oliveto
10.2	First Amendment to Employment Agreement, dated June 4, 2020, between the Company and Amit Hasija
10.3	Amending Agreement, dated June 4, 2020, between the Company and Francis Plat

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE PHARMACEUTICALS INC.

	By:	/s/ Amit Hasija
Amit Hasija
Chief Financial Officer
Dated: June 8, 2020